UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 2, 2011) June 8, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 2, 2011, Iron Mountain Incorporated (the “Company”) completed the previously announced sale (the “Transaction”) of its online backup and recovery, digital archiving and eDiscovery solutions businesses (the “Digital Business”) to Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Autonomy”), pursuant to the Purchase and Sale Agreement dated as of May 15, 2011 among the Company, certain subsidiaries of the Company and Autonomy (the “Agreement”).  Pursuant to the Agreement, the Company received approximately $396.0 million in cash, consisting of the initial purchase price of $380.0 million and a preliminary working capital adjustment of $16.0 million, which remains subject to a customary post-closing adjustment based on the amount of working capital at closing. In the Transaction, Autonomy purchased (i) the shares of certain of the Company’s subsidiaries through which the Company conducted the Digital Business and (ii) certain assets of the Company and its subsidiaries relating to the Digital Business.  The Company retained its software escrow business which has been reported in the Company’s Worldwide Digital Business segment along with the Digital Business and which will be reported in the Company’s North American Physical Business segment in future filings with the Securities and Exchange Commission.  The Digital Business, for current and prior periods, including the gain on the Transaction, are expected to be presented as discontinued operations for financial reporting purposes beginning with the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Attached as Exhibit 99.1 and incorporated herein by reference are (i) the unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2011, (ii) the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and March 31, 2010, and (iii) the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010, December 31, 2009 and December 31, 2008.  These pro forma financial statements are derived from the historical consolidated financial statements of the Company and give effect to the sale of the Digital Business to Autonomy and the receipt of the net proceeds related thereto.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Purchase and Sale Agreement, by and among Autonomy Corporation plc, Iron Mountain Incorporated and certain of its subsidiaries, dated as of May 15, 2011.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Iron Mountain Incorporated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
	By:	/s/ Brian P. McKeon
	Name:	Brian P. McKeon
	Title:	Executive Vice President and Chief Financial
Officer

Date: June 8, 2011

Exhibit Index

Exhibit No.	Exhibit
2.1	Purchase and Sale Agreement, by and among Autonomy Corporation plc, Iron Mountain Incorporated and certain of its subsidiaries, dated as of May 15, 2011.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Iron Mountain Incorporated.